UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2017

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34856	36-4673192
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas 75240
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2017, the Company entered into a new employment agreement with Peter F. Riley to continue to serve in his current role as the Company’s Senior Executive Vice President, Secretary and General Counsel (the “Employment Agreement”). The Employment Agreement has an initial term of five years, expiring on November 6, 2022, subject to earlier termination events described below. Upon the expiration of the initial term of five years, the Employment Agreement will automatically renew for additional one-year periods, unless either party provides the other party with at least 60 days’ prior written notice that it does not wish to automatically renew the term.

Under the Employment Agreement, Mr. Riley is entitled to an annual base salary of $550,000 and eligible to earn a target annual cash bonus in the amount of $800,000 (the “Target Bonus Amount”), which is based upon the achievement of certain performance goals that will be established annually by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) and subject to certain requirements set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “162(m) Performance Goal”). If the 162(m) Performance Goal is achieved for any given year, then the annual bonus for such year will be equal to at least 60%, but not more than 140%, of the Target Bonus Amount.

In connection with entering into the Employment Agreement, on November 8, 2017, the Company granted to Mr. Riley an initial one-time restricted share award of 10,000 shares of Company common stock (the “Initial LTIP Award”). The Initial LTIP Award provides for one hundred percent (100%) vesting on the fifth (5th) anniversary of the grant date of such award, subject to Mr. Riley continuing to be an employee of the Company through the vesting date and subject to the terms of the Employment Agreement. The Initial LTIP Award is also subject to the terms and conditions of The Howard Hughes Company Amended and Restated 2010 Incentive Plan (the “Incentive Plan”) and the applicable Restricted Stock Agreement, dated as of November 8, 2017 (the “Restricted Stock Agreement”).

Commencing in 2017, and continuing during each subsequent calendar year of his employment, Mr. Riley will also be eligible to receive an annual equity award (the “Annual LTIP Award”), which will be awarded each year by the Compensation Committee based upon its evaluation of performance measures and objectives established by the Compensation Committee from time to time. The Annual LTIP Award will be a long-term equity or equity-based incentive award with an aggregate grant value (with respect to the portion of the Annual LTIP Award that is subject to performance metrics, based on the achievement of the applicable performance metrics that cause the award to vest at the level of 100%) on the date of grant equal to $800,000, with the number of shares of Company common stock subject to such Annual LTIP Award determined by dividing the aggregate grant value by the closing price per share of Company common stock or as otherwise provided for in the Incentive Plan on the date of grant. Under the terms of the Employment Agreement, fifty percent (50%) of each Annual LTIP Award granted to Mr. Riley will provide for pro rata time vesting over five years (“Time Vesting LTIP Awards”) and the other fifty percent (50%) of such award will provide for performance-based vesting (“Performance Vesting LTIP Awards”), and each of the Time Vesting LTIP Awards and the Performance Vesting LTIP Awards will be subject to the terms and conditions of the Incentive Plan (or a successor plan) and any applicable award agreements thereunder.

The Employment Agreement provides that, if Mr. Riley’s employment is terminated by the Company without cause (and other than due to non-renewal, death or permanent disability) or by Mr. Riley for good reason, in each case, subject to his execution and non-revocation of a release of claims, the Company will pay and provide Mr. Riley in addition to his previously accrued benefits and compensation, the following: (1) a prorated portion of the Target Bonus Amount, subject to the achievement of the applicable 162(m) Performance Goal and based upon the number of days elapsed during the applicable calendar year in which Mr. Riley was employed (the “Prorated Bonus”), (2) an amount equal to the sum of Mr. Riley’s annual base salary and the Target Bonus Amount and (3) (i) if the date of termination is prior to the third (3rd) anniversary of the grant date of the Initial LTIP Award, sixty percent (60%) of the Company common stock subject to the Initial LTIP Ward will fully vest on the date of termination, and (ii) if the date of termination is on or after the third (3rd) anniversary of the grant date of the Initial LTIP Award, one hundred percent (100%) of the Company common stock subject to the Initial LTIP Ward will fully vest on the date of termination.

Additionally, if Mr. Riley’s employment terminates due to the Company’s non-renewal of the Employment Agreement after the expiration of the initial five-year term or any subsequent one-year renewal period, subject to his execution and non-revocation of a release of claims, the Company will pay and provide Mr. Riley, in addition to his previously accrued benefits and compensation, the following: (1) the Prorated Bonus and (2) the Initial LTIP Award to the extent outstanding as of the date of termination and all outstanding Time Vesting LTIP Awards, if any, that are subject to forfeiture on the date of termination will fully vest and (3) all Performance Vesting LTIP Awards that are subject to forfeiture on the date of termination will remain outstanding and continue to vest based on the achievement of the performance metrics (the “Continued Eligibility for Vesting”).

If Mr. Riley’s employment terminates because of death or as a result of permanent disability, in each case, subject to his (or his estate’s) execution and non-revocation of a release of claims, the Company will pay and provide Mr. Riley (or his estate), in addition to previously accrued benefits and compensation, the following: (1) a prorated portion of the Target Bonus Amount, based upon the number of days elapsed during the applicable calendar year in which Mr. Riley was employed (the “Prorated Target Bonus”), (2) a pro rata portion of the Initial LTIP Award that is subject to forfeiture on the date of termination will vest based on the number of full years that have elapsed since the beginning of the vesting period through the date of termination divided by five (5) and (3) the Continued Eligibility for Vesting.

If Mr. Riley’s employment is terminated by the Company without cause (and other than upon death or permanent disability) or by Mr. Riley for good reason, in either case, in connection with, or within twelve months following, a change in control, and, in each case, subject to his execution and non-revocation of a release of claims, the Company will pay and provide Mr. Riley in addition to his previously accrued benefits and compensation, the following: (1) the Prorated Target Bonus, (2) an amount equal to two times (2x) the sum of Mr. Riley’s annual base salary and the Target Bonus Amount and (3) (i) the Initial LTIP Award to the extent outstanding as of the date of termination and any outstanding Time Vesting LTIP Awards, if any, that are subject to forfeiture on the date of termination will fully vest and (ii) all outstanding Performance Vesting LTIP Awards, if any, that are subject to forfeiture on the date of termination will vest at the greater of (a) 100% of the number of shares of Company common stock granted pursuant to each such award and (b) the performance level that has been achieved as of the date of termination.

The Employment Agreement also provides that if Mr. Riley becomes entitled to receive or if he receives any payments and benefits that would become subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the payments and benefits will be reduced such that the excise tax does not apply, unless he would be better off on an after-tax basis receiving all of the payments and benefits.

The Employment Agreement requires Mr. Riley to maintain confidentiality of the Company’s proprietary information and includes a non-disparagement covenant. The Employment Agreement also includes customary non-solicit of employees and non-competition covenants, in each case, applicable during the term of Mr. Riley’s employment with the Company and for a 12-month period following his termination for any reason.

The foregoing summaries of the Employment Agreement and the Restricted Stock Agreement are not intended to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement and the Restricted Stock Agreement filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated November 6, 2017, between The Howard Hughes Corporation and Peter F. Riley.
10.2	The Howard Hughes Corporation Restricted Stock Agreement, dated November 8, 2017, between The Howard Hughes Corporation and Peter F. Riley.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

	By:	/s/ Peter F. Riley
Name: Peter F. Riley
Title: Senior Vice President, Secretary and
General Counsel

Date: November 9, 2017